                                                                     EXHIBIT 3.1


                           ARTICLES OF INCORPORATION

                                       OF

                            YOUNG INNOVATIONS, INC.

         The undersigned, being a natural person of the age of eighteen (18) years or more, and for the purpose of forming a corporation under the General and Business Corporation Law of Missouri, does hereby adopt the following Articles of Incorporation:

                                  ARTICLE ONE

         The name of the Corporation is:  YOUNG INNOVATIONS, INC.

                                  ARTICLE TWO

         The address of the Corporation's initial registered office in the State of Missouri is: 13705 Shoreline Court East, Earth City, Missouri 63045, and the name of its initial registered agent at such address is: Michael W. Eggleston.

                                 ARTICLE THREE

         The aggregate number, class and par value, if any, of shares which the Corporation shall have authority to issue shall be twenty five million (25,000,000) shares of Common Stock, $0.01 par value.

                                  ARTICLE FOUR

         No holder of any of the Common Stock or other securities of this Corporation shall have any preemptive or preferential right by reason of his being a stockholder or security holder to have first offered to him, or to subscribe for, purchase or receive any part of the presently authorized stock of this Corporation, or any part of any stock of this Corporation which may hereafter be authorized, issued or sold, or any part of any debentures, bonds or other securities of this Corporation convertible into, exchangeable for, or representing, stock or securities which may at any time be authorized, issued or sold by this Corporation.

                                  ARTICLE FIVE

         The name and place of residence of the incorporator is: Matthew R. Byer, 14335 White Birch Valley Lane, Chesterfield, MO 63017. The powers of the incorporator are to terminate upon the filing of these Articles of Incorporation.

                                  ARTICLE SIX

         The number of Directors to constitute the first Board of Directors of the Corporation is three (3). Thereafter, the number of Directors shall be fixed by, or in the manner provided in, the By-Laws, but shall not be less than three (3). Any change in the authorized number of Directors shall be reported to the Secretary of State of Missouri within 30 days after such change.

         The members of the first Board of Directors shall be: George E. Richmond, Michael W. Eggleston and Richard G. Richmond.

         Cumulative voting for election of Directors shall not apply to this Corporation.





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                                 ARTICLE SEVEN

         The duration of the Corporation shall be perpetual.

                                 ARTICLE EIGHT

         The purpose of the Corporation to engage in any lawful act or activity for which corporations may be organized under the General and Business Corporation Law of Missouri.

                                  ARTICLE NINE

         The By-Laws of the Corporation may, from time to time, be made, amended or repealed by action of the shareholders of the Corporation, or by a vote of a majority of the Directors then in office; provided, that any such action by the Board of Directors may be rescinded or repealed, or may be prohibited as to any By-Law or portion thereof, by the shareholders.

                                  ARTICLE TEN

         To the fullest extent permitted by the General and Business Corporation Law of Missouri as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General and Business Corporation Law of Missouri is amended after the date of the filing of these Articles of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General and Business Corporation Law of Missouri, as so amended from time to time. No amendment, modification or repeal of this Article Ten by the stockholders shall adversely affect any right or protection of a director of the Corporation existing by virtue of this Article Ten at the time of such amendment, modification or repeal.

                                 ARTICLE ELEVEN

         The Corporation hereby expressly elects not to be governed by the provisions of the Missouri Control Share Acquisition Act codified at Section
351.459 of the General and Business Corporation Law of Missouri (1995), as amended from time to time.

                                 ARTICLE TWELVE

         The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in these Articles of Incorporation and other provisions authorized by the laws of the State of Missouri at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to these Articles of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article Twelve.

         IN WITNESS WHEREOF, I have hereunto set my hand this 27 day of July, 1995.
                                             /s/ Matthew R. Byer
                                             ----------------------------------
                                             Matthew R. Byer, Incorporator

STATE OF MISSOURI                 )
                                  )       SS
CITY OF ST. LOUIS                 )

         I, Sharon Odom, a Notary Public, do hereby certify that on the 27 day of July, 1995, personally appeared before me Matthew R. Byer, who, being by me first duly sworn, declared that he is the person who signed the foregoing document as Incorporator, and that the statements therein contained are true to his best knowledge and belief.

                                             /s/ Sharon Odom
                                             ----------------------------------
                                             Notary Public

My Commission Expires:

Sharon Odom
Notary Public, State of Missouri
Commission Expires October 20, 1995
County of Jefferson

                                             Filed and Certificate
                                             of Incorporation Issued

                                             July 28, 1995

                                         /s/ Rebecca McDowell Cook
                                             Secretary of State

[SECRETARY OF STATE SEAL]                                      State of Missouri
                                       Rebecca McDowell Cook, Secretary of State
                                          P.O. Box 778, Jefferson City, MO 65102
                                                            Corporation Division


                        Statement of Correction for a
                  General Business or Nonprofit Corporation
                 (Submit in duplicate with filing fee of $10)


(1)     The name of the corporation is: Young Innovations, Inc.
                                        ----------------------------------------

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(2)     The state/country under whose laws it was organized is: Missouri
                                                                ----------------

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(3)     Type of document being corrected (or filed copy attached): Articles of
                                                                   -------------
Incorporation
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(4)     The error is corrected as follows:  see attached
                                          --------------------------------------

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(5)     The reason for such correction is: Incorrect statement on original
                                           -------------------------------------
filing of Article Eleven
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(6)     Date the original document was filed with the Missouri Secretary of

State: July 28, 1995
       -------------------------------------------------------------------------


In affirmation of the facts stated above,

Matthew R. Byer, Incorporator    /s/ Matthew R. Byer                                                8/14/95
-----------------------------------------------------------------------------------------------------------
(Authorized signature of officer or chairman of the board)              (Title)         (Date of Signature)


Corp. #60 (6-95)                                FILED
                                                AUG 15 1995
                                                Rebecca McDowell Cook
                                                SECRETARY OF STATE

                                 ARTICLE ELEVEN
                                 --------------

        The Corporation hereby expressly elects not to be governed by the provisions of (i) the Missouri Control Share Acquisition Act codified at
Section 351.407, or (ii) the Missouri Business Combinations Act codified at
Section 351.459, of the General and Business Corporation Law of Missouri
(1995), as the same may be amended from time to time.







                                        FILED
                                        AUG 15 1995
                                        /s/ Rebecca McDowell Cook
                                        SECRETARY OF STATE